TRADITIONAL GUARANTEED MINIMUM DEATH BENEFIT ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the Issue Date of the Contract. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. The following hereby amends and supersedes the section of the Contract entitled "Proceeds Payable On Death - Death Benefit Amount During The Accumulation Phase."

                            PROCEEDS PAYABLE ON DEATH

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PHASE: The death benefit is equal to the greater of 1 or 2, less any applicable Premium Tax:

1. The Contract Value determined as of the end of the Valuation Period when all claim proofs and payment election forms are received by the Service Center; or

2. The Guaranteed Minimum Death Benefit (GMDB) which before the date of exercise under the Guaranteed Partial Withdrawal Benefit (GPWB), if applicable, is equal to the cumulative Purchase Payments made, reduced proportionately by each withdrawal's percentage of the Contract Value withdrawn including any withdrawal charge.

If you select and exercise the Guaranteed Minimum Income Benefit (GMIB), your Guaranteed Partial Withdrawal Benefit (GPWB) and Guaranteed Minimum Death Benefit (GMDB) will cancel.

If you select and exercise the GPWB, the GPWB Value, GMIB Value and GMDB Value stop increasing but they will decrease with: a) each GPWB payment we make, and
b) they will also decrease proportionately by the percentage of any Contract Value you withdraw (including any withdrawal charges) in addition to the GPWB payment you receive each Contract Year.

Withdrawal charges are used to also mean Contingent Deferred Sales Charges, where applicable. The term withdrawal is used to also mean surrender, where applicable.

If Joint Owners are named, the Age of the older Contract Owner will be used to determine the death benefit. If a non-individual owns the Contract, then Contract Owner shall mean Annuitant and the Annuitant's Age is used to determine the death benefit.

If the Contract Owner dies during the Accumulation Phase and the sole Beneficiary or Joint Owner is the spouse of the Contract Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Owner's rights under the Contract. An election by the spouse to continue the Contract must be made by an Authorized Request within 60 days after the date that the benefit first becomes payable by the Company. In this event, the Contract Value for the Valuation Period during which this election is implemented will be adjusted, if necessary, to equal the death benefit.

Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

Conditions for Termination of the Traditional  Guaranteed Minimum Death Benefit:
This benefit will terminate on the upon the earliest of: a) the termination of the Contract; b) Income Date (which is the date you begin receiving Annuity Payments based on any applicable GMIB Value or your Contract Value).

Benefit Charge:
The charge for this benefit is included in the mortality and expense risk charge shown in the Contract Schedule.


                  Signed for Allianz Life Insurance Company of New York by:


          [Suzanne J. Pepin]                      [Charles Kavitsky]
 [Senior Vice President, Secretary]   [Chairman of the Board, CEO and President]
       [and Chief Legal Officer]


APPENDIX TO THE TRADITIONAL GUARANTEED MINIMUM DEATH BENEFIT ENDORSEMENT

TRADITIONAL GMDB EXAMPLE

1) You purchase the Contract with an initial Purchase Payment of $100,000. You are the only owner.

2)   You make no additional Purchase Payments.

3) You take a partial withdrawal of $20,000 (this includes the withdrawal charge) in the tenth Contract Year when the Contract Value on the date of (but prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

4)   The Contract Value on the tenth Contract Anniversary is $140,000.

Traditional GMDB on the tenth Contract Anniversary:

We calculate the death benefit on the tenth Contract Anniversary as the greater of 1 or 2:

1) Contract Value:                                                     $140,000

2) The total Purchase Payments                                         $100,000
      Reduced proportionately by the percentage of Contract Value
        withdrawn:   ($20,000 / $160,000) = 0.125 x $100,000 =         -  12,500
                                                                       ---------
                                                                        $ 87,500

Therefore, the death benefit under the Traditional GMDB on the tenth Contract Anniversary is $140,000.




 S40496                                                                       NY

             ENHANCED GUARANTEED MINIMUM DEATH BENEFIT ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. The following hereby amends and supersedes the section of the Contract entitled "Proceeds Payable On Death - Death Benefit Amount During The Accumulation Phase."

                            PROCEEDS PAYABLE ON DEATH

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PHASE: The death benefit payable will be the greater of 1 or 2, less any applicable Premium Tax.

     1. The Contract Value determined as of the end of the Valuation Period when all claim proofs and payment election forms are received by the Service Center; or

     2. The Guaranteed Minimum Death Benefit (GMDB) which is equal to the Maximum Anniversary Value as of the Valuation Period during which we received at the Service Center both due proof of death and an election of the payment method.

The Maximum Anniversary Value on the Issue Date is set equal to the initial Purchase Payment.

          On every Valuation Date other than a Contract Anniversary and before the date of death or the date of benefit exercise under the GPWB (if applicable), the Maximum Anniversary Value is set equal to the value on the Valuation Date immediately preceding it adjusted as follows:

a. Increased by any additional Purchase Payments received that day.

b. Reduced proportionately by the percentage of any Contract Value withdrawn that day including any withdrawal charge.

          On every Contract Anniversary prior to the Contract Owner's 81st birthday and before the date of death or the date of benefit exercise under the GPWB (if applicable), the Maximum Anniversary Value is set equal to the highest Contract Value that occurred on any Contract Anniversary after the Endorsement effective date, adjusted as follows:

a. Increased by any additional Purchase Payments made since that Contract Anniversary.

b. Reduced proportionately by the percentage of any Contract Value withdrawn including any withdrawal charge for each withdrawal made since that Contract Anniversary.

     Beginning with the Contract Anniversary that occurs on or after the Contract Owner's 81st birthday and before the date of death or the date of benefit exercise under the GPWB (if applicable), the Maximum Anniversary Value is set equal to the value on the Valuation Date immediately preceding it adjusted as follows:

a. Increased by any additional Purchase Payments received that day.

b. Reduced proportionately by the percentage of any Contract Value withdrawn that day including any withdrawal charge.

If you select and exercise the Guaranteed Minimum Income Benefit (GMIB), your Guaranteed Partial Withdrawal Benefit (GPWB) and Guaranteed Minimum Death Benefit (GMDB) will cancel.

If you select and exercise the GPWB, the GPWB Value, GMIB Value and GMDB Value stop increasing but they will decrease with: a) each GPWB payment we make, and
b) they will also decrease proportionately by the percentage of any Contract Value you withdraw (including any withdrawal charges) in addition to the GPWB payment you receive each Contract Year.

Withdrawal charges are used to also mean Contingent Deferred Sales Charges, where applicable. The term withdrawal is used to also mean surrender, where applicable.

If Joint Owners are named, the Age of the older Contract Owner will be used to determine the GMDB Value. If a non-individual owns the Contract, then Contract Owner shall mean Annuitant and the Annuitant's Age is used to determine the death benefit.

If the Contract Owner dies during the Accumulation Phase and the sole Beneficiary or Joint Owner is the spouse of the Contract Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Owner's rights under the Contract. An election by the spouse to continue the Contract must be made by an Authorized Request within 60 days after the date that the benefit first becomes payable by the Company. In this event, the Contract Value for the Valuation Period during which this election is implemented will be adjusted, if necessary, to equal the death benefit.

Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

Conditions  for  Termination of the Enhanced  Guaranteed  Minimum Death Benefit:
This benefit will terminate on the upon the earliest of: a) the termination of the Contract; b) Income Date (which is the date you begin receiving Annuity Payments based on any applicable GMIB Value or your Contract Value).

Benefit Charge:
The charge for this benefit is included in the mortality and expense risk charge shown in the Contract Schedule.




   Signed for Allianz Life Insurance Company of New York by:

            [Suzanne J. Pepin]                            [Charles Kavitsky]
 [Senior Vice President, Secretary]   [Chairman of the Board, CEO and President]
    [and Chief Legal Officer]


      APPENDIX TO THE ENHANCED GUARANTEED MINIMUM DEATH BENEFIT ENDORSEMENT

ENHANCED GMDB EXAMPLE

1) You purchase the Contract with an initial Purchase Payment of $100,000. You are the only owner.

2)   You make no additional Purchase Payments.

3)   The MAV on the ninth Contract Anniversary is $180,000.

4) You take a partial withdrawal of $20,000 (this includes the withdrawal charge) in the tenth Contract Year when the Contract Value on the date of (but prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

5)   The Contract Value on the tenth Contract Anniversary is $140,000.

6) You have not yet reached your 81st birthday as of the tenth Contract Anniversary.

Enhanced GMDB on the tenth Contract Anniversary:

We calculate the death benefit on the tenth Contract Anniversary as the greater of 1, 2 or 3:

         1) Contract Value:                                                     $140,000.00


         2) The total Purchase Payments

                                                                                 $100,000
               Reduced proportionately by the percentage of Contract Value
                 withdrawn:   ($20,000 / $160,000) = 0.125 x $100,000 =         -  12,500
                                                                                ---------
                                                                                 $ 87,500

         3) The MAV:
               The MAV on the ninth Contract Anniversary                        $180,000
               Reduced proportionately by the percentage of Contract Value
                 withdrawn:   ($20,000 / $160,000) = 0.125 x $180,000 =         -  22,500
                                                                                ---------
                                                                                $157,500

Therefore, the Enhanced GMDB value on the tenth Contract Anniversary is equal to $157,500.


S40497                                                                       NY